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                                                                     EXHIBIT 4.5


                    AMERICAN INDEMNITY FINANCIAL CORPORATION

                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


                 Under the terms and conditions of the 1997 Non-Employee Director Stock Option Plan (the "Plan"), of American Indemnity Financial Corporation (the "Company"), a copy of which is attached and incorporated in this Agreement by reference, the Company grants to
                                                   ----------------------------
(the "Optionee") the option to purchase         shares of the Company's
                                        --------
Common Stock, $3.33 1/3 par value, at the price of $               per share,
                                                    ---------------
subject to adjustment as provided in the Plan.

                 This option shall be for a term commencing on this date and
ending            ,       , unless this Option is terminated sooner by reason
       -----------  ------
of your termination of employment, as provided in Section 11 in the Plan.

                 [Upon the expiration of six months from the date hereof, this option shall be exercisable by the Optionee at any time during the term hereof.] [This option shall be exercisable at the rate and in the following manner:]

                 This option is an non-incentive stock option which is not governed by Section 422 of the Internal Revenue Code of 1986, as amended.

                 The Optionee in accepting this Option accepts and agrees to be bound by all the terms and conditions of the Plan.

                 Granted the        day of                       , 19    .
                             -------       ----------------------    ----

                                        AMERICAN INDEMNITY FINANCIAL CORPORATION



                                        By
                                           ------------------------------------


ACCEPTED:



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         Optionee



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         Date